Exhibit 99.1

Jaco Electronics Reports Fiscal 2009 First Quarter Operating Results

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--November 18, 2008--Jaco Electronics, Inc.:

Conference Call:	November 19, 2008 at 10:00 a.m. ET
Dial-in Number:	800/741-5804 (U.S. and Canada)
Webcast:	http://www.investorcalendar.com/IC/CEPage.asp?ID=137951
Web Replay:	Available for 90 days
Call Replay:	Available until November 21, 2008 at 12:00 p.m. ET by dialing 800/633-8284
Replay Access Code:	21400077

Jaco Electronics, Inc. (Nasdaq: JACO), a global distributor and integrator of electronic components and customized flat panel display solutions (FPD), and provider of value-added logistics services, today reported results for its fiscal 2008 first quarter ended September 30, 2008.

Summary of Fiscal 2009 First Quarter Results ($ in thousands, except per-share data)
	Three Months Ended Sept. 30,
	2008	2007
Net sales	$47,816	$49,010
Gross profit	8,475	8,020
Selling, general and administrative expenses	7,764	7,572
Operating (loss) income (1)	(14,665)	448
Interest expense	436	615
Loss before taxes	(15,101)	(167)
Net loss	(15,111)	(181)
Diluted loss per share	$(2.40)	$(0.03)

(1) As a result of the anticipated transaction with WPG Americas, Inc. and the resulting discontinuation of electronic component sales, Jaco recorded an approximate $15.4 million non-cash impairment charge to goodwill and identifiable intangible assets during the fiscal 2009 first quarter which was recorded as an operating expense. Without the effect of the goodwill impairment charge, adjusted diluted net income per share was $0.04 for the fiscal 2009 first quarter. (see reconciliation schedule at the end of this release).

Jaco Chairman and Chief Executive Officer Joel Girsky, stated, “We earned adjusted diluted net income per share of $0.04 during the fiscal 2009 first quarter, excluding the impact of the non-cash goodwill impairment charge.

“When the anticipated sale of certain assets of our non-FPD components business to WPG is completed, Jaco will be presented with an exciting opportunity to focus exclusively on our competencies in flat panel displays (FPD) and embedded computing, where we have achieved noteworthy success in recent years. Given our established record in FPD, the strategy of further expanding these operations is expected to yield additional benefits for our customers, partners, suppliers and shareholders.

“We are pleased with Jaco’s continued FPD success. We achieved quarterly FPD net sales of $22.3 million in the recent three-month reporting period. The Company benefited from the shipment of optical scan voting machines that were manufactured at our state-of-the-art in-house facility for New York State and were delivered on-time for the November election. We firmly believe that Jaco is on the right track and we are starting to write an exciting new chapter in our history,” Mr. Girsky concluded.

About Jaco Electronics

Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics. Jaco has two distribution centers, a warehouse in Singapore and 15 strategically located sales offices throughout the United States. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco’s ability to provide customers with unique value-added display solutions and a “one-stop” source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

Note to Editors: on November 7, 2008, Jaco entered into a definitive agreement to sell certain assets of its electronic components business distribution to WPG Americas, Inc. Following the closing of this transaction, which is expected to be in less than 30 days, the Company will be focusing exclusively on its Flat Panel (FPD) distribution and integration business.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release provides historical information and includes forward-looking statements. Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements. These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations; (vi) a significant and growing portion of our business is in non-U.S. locations, particularly Asia, and failure to expand in Asia could adversely affect our sales while our dependence on foreign manufacturers exposes us generally to political and economic risks; (vii) volatility in the pricing of electronic components; (viii) disruptions in transportation of our products by third party carriers; (ix) potential warranty and/or product liability risks inherent in the products we sell; and (x) our dependence on the continued service of key members of our management and technical personnel.

- tables follow -

JACO ELECTRONICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2008	2007

Net sales	$47,816	$49,010
Cost of goods sold	39,341	40,990

Gross profit	8,475	8,020

Selling, general and administrative expenses	7,764	7,572

Impairment of goodwill and intangible assets	15,376	-

Operating (loss) income	(14,665)	448

Interest expense	436	615

Loss before income taxes	(15,101)	(167)

Income tax provision	10	14

Net loss	$(15,111)	$(181)

Basic and diluted loss per common share:	$(2.40)	$(0.03)

Weighted average common shares outstanding:

Basic and Diluted	6,294,332	6,294,332

- additional financials follow -

Summary Balance Sheet As of September 30, 2008 (unaudited)		Supplemental Financial Statistics

Accounts Receivable (net)	$28,023,818	Per Share Price (11/17/08)	$0.97
Inventories (net)	$33,195,394	Book Value Per Share	$1.27

Revolving Credit Facility	$28,253,118
Accounts Payable and Accrued Expenses	$29,596,449
Shareholders’ Equity	$ 8,023,870

Reconciliation of Fiscal 2009 First Quarter Net Loss (GAAP) to Adjusted Net Income (Non-GAAP) and Diluted Loss Per Share (GAAP) to Adjusted Diluted Income Per Share (Non-GAAP)

($ in thousands, except per-share data)
	Three Months Ended June 30,
	2008	2007
Net loss	$(15,111)	$(181)
Add back after tax effect of impairment charge charge	$15,376	$-
Adjusted net income	$265	$(181)

Diluted loss per share	$(2.40)	$(0.03)
Add back after tax per share effect of impairment charge	$2.44	$-
Adjusted diluted income (loss) per share	$0.04	$(0.03)

CONTACT:
Jaco Electronics, Inc.
Jeffrey D. Gash, 631-273-5500
Chief Financial Officer
jgash@jacoelect.com
or
Jaffoni & Collins Incorporated
Joseph N. Jaffoni, Robert L. Rinderman
212-835-8500
jaco@jcir.com